UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 27, 2017

INVESTORS BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36441	46-4702118
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

101 JFK Parkway, Short Hills, New Jersey		07078
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:   (973) 924-5100

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On March 27, 2017, Investors Bancorp, Inc. (the “Company”) and Blue Harbour Group, L.P. (“Blue Harbour”) entered into an Agreement (the “Agreement”) pursuant to which Peter H. Carlin, a managing director of Blue Harbour, has been appointed to the Board of Directors of the Company and its subsidiary, Investors Bank.  Blue Harbour has had a significant ownership position in the Company since 2014.

Pursuant to the Agreement, for so long as Blue Harbour and the funds managed by Blue Harbour (the “Funds”) continue to own at least 4% of the outstanding shares of the Company’s common stock, Blue Harbour is entitled to propose one designee to the Boards of Directors of the Company and Investors Bank, subject to satisfaction of applicable corporate governance requirements.  During the period commencing on March 27, 2017 and ending on the earlier of (i) the day after the Company’s 2020 Annual Meeting of Stockholders, or (ii) the date as of which Blue Harbour’s Board designee is no longer a director of the Company and Investors Bank (the “Restricted Period”), Blue Harbour has agreed to vote its shares (A) in favor of each director nominated and recommended by the Board for election by the stockholders, (B) against any stockholder nominations for director that are not approved and recommended by the Board and against any proposals or resolutions to remove any member of the Board, and (C) in accordance with the recommendations of the Board on all other proposals of the Board set forth in the Company’s proxy statements.  During the Restricted Period, Blue Harbour also agreed to comply with the terms of customary standstill provisions.

The full text of the Agreement will be filed as an exhibit to the Company’s next Quarterly Report on Form 10-Q.  A copy of the press release announcing the appointment of Mr. Carlin to the Board of Directors is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) The information set forth under Item 1.01 of this Form 8-K is incorporated herein by reference.

Effective March 27, 2017, the Company appointed Peter H. Carlin to the Board of Directors, with a term expiring in 2020. The Board appointed Mr. Carlin in accordance with the terms of the Agreement described in Item 1.01. The Board has not yet determined whether to name Mr. Carlin to any of its committees. Mr. Carlin will receive compensation and fees for services as are available generally to the other non-executive members of the Board. There are no transactions between Mr. Carlin or Blue Harbour and the Company that would be reportable under Item 404(a) of Regulation S-K.

Item 9.01.                      Financial Statements and Exhibits.

(a)	Not Applicable.
(b)	Not Applicable.
(c)	Not Applicable.
(d)	Exhibits

Exhibit No.	Description

Exhibit 99.1	Press Release dated March 28, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INVESTORS BANCORP, INC.

Date: March 28, 2017	By:	/s/ Kevin Cummings
Kevin Cummings
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated March 28, 2017.